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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                                                       CONTACT: CHARLES J. DRAKE
                                                       E-MAIL: CDRAKE@IV-USA.COM
                                                         TELEPHONE: 248/471-2660
                                                         FACSIMILE: 248/615-2971

 INTEGRAL VISION, INC. ANNOUNCES IT HAS RECEIVED COMMITMENTS FOR $7 MILLION FROM
                    THE SALE OF CONVERTIBLE PREFERRED SHARES

Farmington Hills, MI (April 12, 2005) - Integral Vision, Inc. (OTC Bulletin
Board: INVI) today announced that it has received commitments for $7 million from the sale of preferred shares. These shares will be converted into unregistered common stock upon approval of an increase in authorized shares of common stock at a meeting of stockholders scheduled for May 26, 2005. The sale involves 7,000 shares of preferred stock at a stated value of $1,000 per share, which are convertible into 1,000 shares of unregistered common stock for each share of preferred stock and will also include the issuance of 3.5 million common stock Warrants that are exercisable at $1.60 per share for a period of 5 years. The purchasers are 3 institutional investors and 1 accredited investor.

"We are pleased to raise this funding to fuel our growth plan. We believe the market for automated display inspection for Microdisplays and LCDs is very active at this time and this significant improvement to our balance sheet will allow us to better secure and deliver large orders, as well as offer units for consignment with larger Microdisplay and LCD OEMs," said Charles J. Drake, Chairman and CEO of Integral Vision, Inc. "Additionally, in connection with this transaction a significant portion of our debt will be converted into common stock or paid off. We anticipate the retirement of approximately $3.7 million in debt through the issuance of approximately 7.5 million shares of common stock under existing warrants and conversion rights and the payment of cash. Following the completion of this transaction with its related debt retirement and the conversion of the preferred shares into common shares, approximately 30 million shares will be outstanding. We intend to file a registration statement covering the new investor shares."

ABOUT INTEGRAL VISION

Integral Vision, Inc. (OTC Bulletin Board: INVI), an ISO 9001 registered firm, offers machine vision-based inspection systems to the industrial manufacturer. Integral Vision is a leading supplier of machine vision systems used to monitor or control the manufacturing process. Vision systems are used to supplement human inspection or provide quality assurance when production rates exceed human capability. More information can be found at Website: www.iv-usa.com .

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to: competitive conditions in the Company's markets and the effect of competitive products and pricing; technological development by the Company, its customers and its competition; the Company's available cash and access to debt and equity financing; and general economic conditions and conditions in the specific industries in which the company has significant customers. As a result, the Company's results may fluctuate. Additional information concerning risk factors that could cause actual results to differ materially from those projected in the forward-looking statements are contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements represent the Company's best estimates as of the date of this press release. The Company assumes no obligation to update such estimates except as required by the rules and regulations of the Securities and Exchange Commission.

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